UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2025

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 Muñoz Rivera Avenue
Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	BPOP	The NASDAQ Stock Market
6.125% Cumulative Monthly Income Trust Preferred Securities	BPOPM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Ignacio Alvarez as Chief Executive Officer

On February 25, 2025, Ignacio Alvarez announced his retirement as Chief Executive Officer (“CEO”) of Popular, Inc. (“Popular” or the “Corporation”), effective June 30, 2025 (the “Retirement Date”). Mr. Alvarez also announced his retirement as CEO of the Corporation’s bank holding company subsidiary, Popular North America, Inc. (“PNA”), and its two banking subsidiaries, Banco Popular de Puerto Rico (“BPPR”) and Popular Bank (“PB”), in each case effective on the Retirement Date. Mr. Alvarez has served as CEO of the Corporation since 2017 and has held various other leadership positions in Popular since June 2010.

In connection with Mr. Alvarez’s retirement, on February 25, 2025 the Corporation and Mr. Alvarez entered into a Service Agreement pursuant to which Mr. Alvarez will provide consulting services to Popular for a period of six months from the Retirement Date to facilitate the transition of the Chief Executive Officer responsibilities to his successor and support other general business initiatives (the “Service Agreement”). Mr. Alvarez will receive a monthly consulting fee equal to $47,000, as well as the use of office space, during the term of the Service Agreement, subject to certain restrictive covenants, including customary confidentiality covenants, as well as non-competition and non-solicit restrictions.

On February 25, 2025, the Talent and Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”) granted an equity incentive award of $3,390,000 to Mr. Alvarez upon consideration of the Corporation’s and Mr. Alvarez’ performance during fiscal year 2024 (the “February Equity Award”). The February Equity Award corresponds to Mr. Alvarez’s target opportunity under the long-term equity incentive of 300% of Mr. Alvarez’s current base salary. The February Equity Award was paid entirely in 33,776 shares of restricted stock, based on the closing price of the Corporation’s common stock on the date of grant of February 25, 2025, consistent with previous practice for retiring executives. The Committee also added a mandatory vesting period of one-year from the Retirement Date to the February Equity Award. All other terms and conditions of the February Equity Award are the same as those for the long-term equity incentive award under the Corporation’s compensation plans and programs, as set forth on the Corporation’s 2024 Proxy Statement. Mr. Alvarez will not be eligible to receive additional long-term incentive awards corresponding to fiscal year 2024.

The Committee also determined that Mr. Alvarez will be eligible to receive the following incentive compensation based on his service during the 2025 performance year:

(i)

an equity award upon consideration of the Corporation’s and Mr. Alvarez’ performance during the first six months of 2025 (the “2025 Prorated Equity Award”). The 2025 Prorated Equity Award will be determined based on Mr. Alvarez’s target opportunity under the long-term equity incentive for 2025 of 300% of Mr. Alvarez’s current base salary, prorated based on the six full calendar months of employment during 2025. The 2025 Prorated Equity Award will be granted by the Committee to Mr. Alvarez entirely in shares of restricted stock at the Committee’s scheduled meeting during the month of June 2025, on which date the Committee will determine the total number of restricted stock granted based on the closing price of the Corporation’s common stock on the date of grant. The 2025 Prorated Equity Award will also have a mandatory vesting period of one-year from the Retirement Date. All other terms and conditions of the 2025 Prorated Equity Award will be the same as those for the long-term equity incentive award under the Corporation’s compensation plans and programs, as set forth on the Corporation’s 2024 Proxy Statement. Mr. Alvarez will not be eligible to receive any additional long-term incentive awards corresponding to fiscal year 2025; and

(ii)

a short-term incentive cash award upon consideration of the Corporation’s and Mr. Alvarez’ performance during the first six months of 2025 (the “2025 Prorated Short-Term Incentive Award”). The 2025 Prorated Short-Term Incentive Award will be determined based on Mr. Alvarez’s target opportunity under the short-term annual cash incentive for 2025 of 135% of Mr. Alvarez’s current base salary, prorated based on the six full calendar months of employment during 2025. The 2025 Prorated Short-Term Incentive Award would be payable on the first payroll date following the Retirement Date based on the Corporation’s and Mr. Alvarez performance during the first six months of 2025.

In connection with the approval of the February Equity Award, the Corporation and Mr. Alvarez entered into an Award Agreement setting forth the terms and conditions of the February Equity Award, including with respect to award vesting and termination (the “Award Agreement”). Under the Award Agreement, Mr. Alvarez will be subject to non-competition and non-solicitation restrictions for a period of one year following the Retirement Date.

The foregoing descriptions of the Service Agreement and the Award Agreement do not purport to be complete and are qualified in their entirety by the full text of the Service Agreement and the Award Agreement, copies of which will be filed as exhibits to the Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Appointment of Javier D. Ferrer as President and Chief Executive Officer

At a meeting held on February 26, 2025, the Board appointed Javier D. Ferrer as President and Chief Executive Officer of the Corporation, succeeding Ignacio Alvarez. Mr. Ferrer’s appointment will become effective July 1, 2025. Mr. Ferrer was also appointed as President and Chief Executive Officer of PNA, BPPR and PB, in each case effective July 1, 2025.

Mr. Ferrer, age 63, has served, since May 2024, as President and Chief Operating Officer of the Corporation, PNA and BPPR, and as President of PB, overseeing all business units in Puerto Rico, the mainland United States and the Virgin Islands, as well as directing the Corporation’s strategic planning and data and analytics functions. Before assuming his role as President and Chief Operating Officer, Mr. Ferrer served as Executive Vice President, COO and Head of Business Strategy of Popular; Executive Vice President, COO and Head of Business Strategy of PNA; Senior Executive Vice President, COO and Head of Business Strategy of BPPR and Senior Executive Vice President and Head of Business Strategy of PB from January 2022 to May 2024. From October 2014 to January 2022, Mr. Ferrer served as Executive Vice President, Chief Legal Officer and General Counsel of the Corporation, PNA, BPPR and PB. He further served as Secretary of the Corporation, PNA, BPPR and PB from October 2014 to May 2024. Mr. Ferrer has also been a member of the Board of Directors of BPPR since March 2015 and a member of its Trust Committee since September 2019, and a member of the Board of Directors of PB since April 2024. Before joining Popular, Mr. Ferrer was a founding partner of Pietrantoni Méndez & Alvarez LLC, a Puerto Rico-based law firm, where he worked from September 1992 to December 2012 and from August 2013 to September 2014. From January 2013 to July 2013, Mr. Ferrer served as President of the Government Development Bank for Puerto Rico and Vice Chairman of its Board of Directors, as well as Chairman of the Economic Development Bank for Puerto Rico. Mr. Ferrer received a B.A. from Harvard College and a J.D. from Boston College Law School.

On February 25, 2025, the Committee approved an annual base salary of $1,050,000 for Mr. Ferrer, effective July 1, 2025, in connection with Mr. Ferrer’s promotion to President and Chief Executive Officer of the Corporation. In his new role, Mr. Ferrer will be eligible to receive a target opportunity under the short-term annual cash incentive of 135% of base salary and a target opportunity under the long-term equity incentive of 300% of base salary. The terms and conditions of the short-term annual cash incentive and long-term equity incentive, as well as all other components of Mr. Ferrer’s compensation under the Corporation’s compensation plans and programs, are as set forth on the Corporation’s 2024 Proxy Statement for the compensation of the CEO.

In recognition of Mr. Ferrer’s promotion, the Committee approved a one-time equity incentive award of $1,022,000 based on the prorated value of Mr. Ferrer’s new long-term equity incentive target opportunity for the six-month period of 2025 during which Mr. Ferrer will be President and CEO (the “Promotion Award”). The Promotion Award will be granted to Mr. Ferrer in restricted stock at the first scheduled meeting of the Committee taking place in the month of June 2025, on which date the Committee will determine the total number of restricted stock granted based on the closing price of the Corporation’s common stock on the date of grant. The Promotion Award will follow the same terms and conditions as other restricted stock awards under the Corporation’s compensation plans and programs, as set forth on the Corporation’s 2024 Proxy Statement.

There are no arrangements or understandings between Mr. Ferrer and any other person pursuant to which Mr. Ferrer was selected to serve as President and Chief Executive Officer. There are no family relationships between Mr. Ferrer and any director or executive officer of the Corporation. BPPR, the Corporation’s Puerto Rico-based banking subsidiary, has several outstanding loan transactions with Mr. Ferrer, his immediate family and entities controlled by them that were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable loan transactions with third parties, and did not involve and do not currently involve more than normal risks of collection or present other unfavorable features.

Retirement of Ignacio Alvarez and John W. Diercksen as members of the Board of Directors

On February 25, 2025, Mr. Alvarez informed the Corporate Governance and Nominating Committee of the Board of his decision not to stand for re-election to the Corporation’s Board upon the expiration of his current term, which expires at the Corporation’s 2025 Annual Meeting of Shareholders, scheduled for May 8, 2025. Mr. Alvarez has served as a director of the Corporation since 2017. Mr. Alvarez decision not to stand for re-election results from his voluntary retirement as CEO of the Corporation effective June 30, 2025 and did not result from any disagreement with the Corporation on any matter relating to the Corporation’s operations, policies or practices.

On February 25, 2025, John W. Diercksen also informed the Corporate Governance and Nominating Committee of the Board of his decision not to stand for re-election to the Corporation’s Board upon the expiration of his current term, which expires at the Corporation’s 2025 Annual Meeting of Shareholders, scheduled for May 8, 2025. Mr. Diercksen has served as a director of the Corporation since 2013 and as the Corporation’s lead independent director since 2020. Mr. Diercksen’s decision not to stand for re-election results from having reached the mandatory director retirement age set forth by the Corporation’s Corporate Governance Guidelines and did not result from any disagreement with the Corporation on any matter relating to the Corporation’s operations, policies or practices.

In connection with Messrs. Alvarez and Diercksen’s retirement as members of the Board, the Board has determined to reduce the size of the Board from thirteen to eleven directors, to be effective as of the Corporation’s 2025 Annual Meeting of Shareholders.

Item 7.01.	Regulation FD Disclosure.

On February 27, 2025, the Corporation issued a press release in connection with the matters described in Item 5.02 of this Current Report on Form 8-K.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

99.1	Press release dated February 27, 2025.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: February 27, 2025	By:	/s/ José R. Coleman Tió
José R. Coleman Tió
Executive Vice President and Chief Legal Officer